Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-40175) pertaining to the BetzDearborn Inc. Stock Option Plan of 1987 and (Form S-8 No. 333-27195) pertaining to the BetzDearborn Inc. Employee Stock Purchase Plan of 1997 of our report dated February 2, 1998, with respect to the consolidated financial statements and schedule of BetzDearborn Inc. included in the Annual Report (Form 10-K) of BetzDearborn Inc. for the year ended December 31, 1997.



                                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 9, 1998